           As filed with Securities and Exchange Commission on May 7, 1999

                                                       Registration No. 333-

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                         SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C. 20549

                                --------------------

                                      FORM S-3
                               REGISTRATION STATEMENT
                          Under The Securities Act of 1933

                                --------------------

                              HICKORY TECH CORPORATION
               (Exact name of registrant as specified in its charter)

          Minnesota                                         41-1524393
(State or other jurisdiction of                          (I.R.S Employer
 incorporation or organization)                        Identification No.)

                              221 East Hickory Street
                           Mankato, Minnesota  56002-3248
                                   (507) 387-3355
           (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

       David A. Christensen        Copy to:           Jay L. Swanson
     Hickory Tech Corporation                      Dorsey & Whitney LLP
     221 East Hickory Street                      220 South Sixth Street
 Mankato, Minnesota  56002-3248              Minneapolis, Minnesota 55402-1498
         (507) 387-3355                                (612) 340-2600
(Name, address, including zip code,
and telephone number, including area
    code, of agent for service)

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. /x/

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. / /

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier
effective registration statement for the same offering.   / /

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.   / /

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                           CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------




                                                     Proposed             Proposed
    Title of Each Class of         Amount        Maximum Offering     Maximum Aggregate      Amount of
 Securities to be Registered  to be Registered  Price per Share(1)     Offering Price     Registration Fee
----------------------------------------------------------------------------------------------------------
 Common Stock, no par value    650,000 Shares    $10.25                $6,662,500          $1,853


(1) Estimated solely for the purpose of calculating the registration fee based upon the average of the high and low sales prices for the Common Stock on May 3, 1999 as reported on the Nasdaq National Market.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

PROSPECTUS


                               HICKORY TECH CORPORATION

                         AUTOMATIC DIVIDEND REINVESTMENT PLAN


     Our Automatic Dividend Reinvestment Plan (the "Plan") provides our shareholders with a simple and convenient method of investing cash dividends in additional shares of Common Stock (the "HTC Common Stock") of Hickory Tech Corporation ("HTC"). Purchases of HTC Common Stock can be made under the Plan without payment of any brokerage commission or service charge. The price of shares of HTC Common Stock purchased with automatically reinvested dividends will be the closing price of HTC Common Stock as reported on the Nasdaq National Market System on each dividend payment date.

     As a participant in the Plan, you may reinvest all or any part of your cash dividends in additional shares of HTC Common Stock. If you do not participate in the Plan, you will receive cash dividends, as declared, in the usual manner.

     This Prospectus relates to 650,000 shares of HTC Common Stock registered for sale under the Plan. Participants should retain this Prospectus for future reference.

                                 --------------------

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE NOR HAS THE COMMISSION OR ANY STATE PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                 --------------------


                     The date of this Prospectus is May 7, 1999.

                         WHERE YOU CAN FIND MORE INFORMATION

     Federal securities law requires us to file information with the SEC concerning our business and operations. We file annual, quarterly and special reports, proxy statements and other information with the SEC. You can read and copy these documents at the public reference facility maintained by the SEC at Judiciary Plaza, 450 Fifth Street, Northwest, Room 1024, Washington, D.C. 20549. You can also copy and inspect such reports, proxy statements and other information at the following regional offices of the SEC:

       New York Regional Office                   Chicago Regional  Office
       Seven World Trade Center                   Citicorp Center
       Suite 1300                                 500 West Madison Street,
       New York, NY  10048                        Suite 1400
                                                  Chicago, Illinois  60661

     Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public on the SEC's web site at http://www.sec.gov. You can also inspect our reports, proxy statements and other information at the offices of the Nasdaq Stock Market.

     The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information that we incorporate by reference is considered to be part of this Prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934:

     - Annual report on Form 10-K for the fiscal year ended December 31, 1998;

     - Quarterly report on Form 10-Q for the quarterly period ended March 31, 1999; and

     - The description of the HTC Common Stock contained in the Registration Statement on Form 8-A, dated June 2, 1985.

     This Prospectus is part of a registration statement we filed with the SEC. You may request a free copy of the registration statement or any of the above filings by writing or calling:

                              David A. Christensen
                              Hickory Tech Corporation
                              221 East Hickory Street
                              Mankato, Minnesota  56002-3248
                              (507) 387-3355

     You should rely only on the information incorporated by reference or provided in this Prospectus or any supplement to this Prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this Prospectus or any supplement to this Prospectus is accurate as of any date other than the date on the cover page of this Prospectus or any supplement.

                          ----------------------------------

     The principal executive office of Hickory Tech Corporation is located at 221 East Hickory Street, Mankato, Minnesota 56002-3248, and its telephone number is (507) 387-3355.

                                       THE PLAN

     The Plan was adopted by the Board of Directors of HTC on April 12, 1999. The text of the Plan is as follows:

PURPOSE

1.   What is the purpose of the Plan?

     The Plan provides holders of HTC Common Stock with a simple and convenient way to invest cash dividends in additional shares of HTC Common Stock, without payment of any brokerage commission or service charge.

ADVANTAGES

2.   What are the advantages of the Plan?

     A shareholder who wishes to participate in the Plan (a "Participant") may reinvest all or part of the Participant's dividends in additional shares of HTC Common Stock. No commission or service charge is paid by a Participant in connection with purchases under the Plan. Full investment of funds is possible under the Plan because fractions of shares, as well as whole shares, will be credited to a Participant's account. A Participant can avoid the need for safekeeping of certificates for shares credited to his or her account under the Plan through the free custodial service described in paragraph 16 below. Regular statements of account will provide simplified record keeping.

ADMINISTRATION

3.   Who administers the Plan?

     Norwest Bank - Shareowner Services ("Norwest") of St. Paul, Minnesota, as Plan Administrator, administers the Plan, keeps records, sends statements of account to Participants and performs other duties relating to the Plan. Shares of HTC Common Stock deposited under the Plan ("Plan Shares") will be registered in the name of Norwest (or its nominee), as agent for each Participant in the Plan, and will be credited to the accounts of the respective Participants.

PARTICIPATION

4.   Who is eligible to participate?

     All shareholders of record of HTC Common Stock are eligible to participate in the Plan. If HTC Common Stock is currently registered in a shareholder's own name, the shareholder may participate directly in the Plan. A beneficial owner whose shares are registered in a name other than his or her own (for example, in the name of a broker or bank nominee) must either become a shareholder of record by having such shares transferred into his or her own name or make arrangements with his or her broker or bank to participate in the Plan on his or her behalf.

5.   How does an eligible shareholder participate?

     Any eligible holder of HTC Common Stock may join the Plan by completing and signing the accompanying Enrollment Authorization Card and returning it to Norwest. A postage-paid envelope is provided for this purpose. Additional Enrollment Authorization Cards may be obtained at any time by written request to Norwest at the address given in paragraph 29 below. Enrollment Authorization Cards will also be mailed periodically with quarterly dividend checks.

6.   When may an eligible shareholder join the Plan?

     An eligible holder of HTC Common Stock may join the Plan at any time.

     If an Enrollment Authorization Card requesting reinvestment of dividends is received by Norwest on or before the record date established for a particular dividend, reinvestment will commence with that dividend. The record date is usually set in the middle of the calendar quarter, but will vary from quarter to quarter. Dividend payment dates usually occur in the months of March, June, September and December. The payment dates are usually set for the fifth of the month, but the actual payment date will vary from quarter to quarter.

     If an Enrollment Authorization Card is received from a shareholder after the record date established for a particular dividend, the reinvestment of dividends will begin on the dividend payment date following the next record date if such shareholder is still a holder of record.

7.   What does the Enrollment Authorization Card provide?

     The Enrollment Authorization Card provides for the following options:

          -    full reinvestment of dividends in HTC Common Stock; or

          - partial reinvestment of dividends (where the Participant indicates the percentage of shares with respect to which dividends are to be reinvested in HTC Common Stock, and dividends on all remaining shares are received in cash).

8.   How may a Participant change options under the Plan?

     A Participant may change options by requesting a new Enrollment Authorization Card and returning it to Norwest at the address given in paragraph 29.

9.   What is the source of HTC Common Stock purchased under the Plan?

     Plan Shares will be authorized but unissued shares of HTC Common Stock.

10.  When will shares be purchased under the Plan?

     Purchases will be made from HTC on the applicable dividend payment date (the "Dividend Payment Date").

11. What will be the price to the Participant of shares purchased under the Plan?

     The price to the Participant of shares purchased under the Plan with reinvested dividends will be 100% of the market price. The market price is determined by taking the closing price of HTC Common Stock as reported on the Nasdaq National Market System on the Dividend Payment Date. If no trading in HTC Common Stock occurs on Nasdaq on the Dividend Payment Date, the purchase price per share will be determined by averaging the closing price per share on the trading day immediately preceding the Dividend Payment Date and the trading day immediately following the Dividend Payment Date.

12.  How will the number of shares purchased for a Participant be determined?

     A Participant's account in the Plan will be credited with that number of shares, including fractions computed to three decimal places, equal to the total dollar amount to be invested by such Participant divided by the purchase price per share.

COSTS

13.  What are the costs to a Participant in the Plan?

     A Participant will incur no brokerage commissions or service charges for purchases made under the Plan. Any brokerage commission, service fee or transfer tax in connection with a sale by Norwest of all or a part of the shares held for a Participant under the Plan will be charged to such Participant. See paragraph 18 below for additional information. All costs of administration of the Plan and brokerage commission or service fees incurred in connection with the purchase of the shares will be paid by HTC.

REPORTS TO PARTICIPANTS

14.  What kinds of reports will be sent to Participants?

     As soon as practicable after each purchase of shares on behalf of a Participant, the Participant will receive a statement of account. These statements are a record of the cost of purchase of shares under the Plan and should be retained for tax purposes. In addition, each Participant will receive, from time to time, copies of all communications sent to shareholders. In addition, each Participant will receive annually Internal Revenue Service information (on Form 1099-DIV) for reporting dividend income received.

CERTIFICATES FOR SHARES

15.  Will certificates be issued for shares purchased?

     Plan Shares will be held by Norwest in the name of Norwest or its nominee. This service protects against the loss, theft or destruction of the stock certificates evidencing Plan Shares. However, certificates will be issued to any Participant upon specific written request. No certificate for a fractional share will be issued, but dividends for a fractional interest in a share will be credited to the Participant's account. The number of shares purchased for a Participant's account under the Plan will be shown on such Participant's statement of account.

     Each account under the Plan will be maintained in the name in which certificates of the Participant were registered at the time such Participant entered the Plan. If the Participant wants to change the name in which the account is maintained, the Participant must so indicate in a written request and comply with any applicable transfer requirements. A Participant who wishes to pledge shares credited to his or her Plan account must first withdraw such shares from the account.

SAFEKEEPING SERVICE

16.  How may stock certificates be deposited with Plan Shares?

     A Participant may deposit with Norwest any HTC Common Stock certificates now or hereafter registered in his or her name together with instructions to deposit the shares into the Plan. There is no charge for this custodial service, and by making the deposit, a Participant will be relieved of the responsibility for loss, theft or destruction of the certificate. These shares will be held in the dividend reinvestment account until such time as the Participant requests a certificate, sale or termination of his or her participation in the Plan. Participants should note that a cost basis record for any deposited shares cannot be provided by Norwest. A record of purchase prices should be retained by a Participant.

     Because Participants bear the risk of loss in sending stock certificates, it is recommended that they use certified mail, return receipt requested, and that the mailing be properly insured. Certificates need not be endorsed.

WITHDRAWAL OF SHARES FROM PLAN ACCOUNTS

17.  How and when may shares be withdrawn from the Plan?

     Plan Shares credited to a Participant's Plan account may be withdrawn by a Participant by notifying Norwest in writing or by telephone specifying the number of whole shares to be withdrawn. Certificates for whole shares of HTC Common Stock so withdrawn will be issued to and registered in the name of the

     Participant. In no case will certificates for fractional shares be issued. The Participant's interest in a fractional share will be paid in cash based on the then current market price of HTC Common Stock, less any related brokerage commissions, any service fee and any other costs of sale.

SALE OR TRANSFER OF SHARES

18.  How and when may Plan Shares be sold?

     A Participant may request at any time the sale of all or any whole shares held in his or her account under the Plan by notifying Norwest in writing or by telephone. The proceeds from such sale, less any related brokerage commissions, a service fee and any other costs of sale, will be remitted to the Participant. Each sale request will be processed and a check for the net proceeds will be mailed as promptly as possible after Norwest receives such sale request.

TERMINATION OF PARTICIPATION

19.  How and when may a Participant terminate participation in the Plan?

     A Participant may terminate the account at any time by writing to Norwest. Any such notice received after a dividend record date shall not be effective until dividends paid for such record date have been credited to the Participant's account. Norwest may terminate the account at any time by notice in writing mailed to the Participant. A Participant requesting termination may elect to receive shares of HTC Common Stock or cash for all the full shares in the account. If cash is elected, Norwest will sell such shares at the then current market value, and Norwest will send the net proceeds to the Participant, after deducting brokerage commissions and service charges. If no election is made in the request for termination, stock certificates will be issued for full shares. In either case, the Participant will receive cash at the then current market value in lieu of any fractional interest in a share.

RIGHTS OFFERING; STOCK DIVIDENDS OR STOCK SPLITS

20. If HTC has a rights offering, how will the rights on Plan Shares be handled?

     Participation in any rights offering will be based upon both shares of HTC Common Stock registered in a Participant's name and any whole plan Shares credited to such Participant's Plan account.

21. What happens if HTC issues a dividend payable in stock or declares a stock split?

     Any stock dividends or split shares distributed by HTC on shares of HTC Common Stock held by Norwest in a Participant's Plan account will be credited to the Participant's account.

VOTING RIGHTS

22. How will Norwest vote shares credited to a Participant's account in the Plan at shareholders' meetings?

     Norwest will vote all shares held in the Participant's account in the same way in which Participant votes shares of HTC Common Stock standing of record in the Participant's name by the regular proxy returned by Participants to HTC, or, if Norwest sends to Participant a separate proxy covering the shares credited to Participant's dividend reinvestment account, then such shares will be voted as designated in such separate proxy. In the event Participant does not direct the voting of shares by either such regular or separate proxy, the shares credited to Participant's dividend reinvestment account will not be voted. If a Participant elects, he or she may vote his or her shares, including all whole Plan Shares held for his or her account under the Plan, in person at the shareholders' meeting.

PAYMENT OF CASH DIVIDENDS

23.  What is the effect of not participating in the Plan?

     If you do not enroll in the Plan, dividends that are paid to you in cash will be mailed to you by check.

INCOME TAX CONSEQUENCES

24.  What are the income tax consequences of participation in the Plan?

     When Norwest acquires shares for a Participant's Plan account, the Participant must include in ordinary gross income a dividend equal to the number of shares purchased with the Participant's reinvested dividends multiplied by the fair market value of HTC Common Stock on the applicable Dividend Payment Date. The Participant's basis in those shares will also equal the fair market value of the shares on such Dividend Payment Date.

     A Participant will not realize any taxable income when he or she receives certificates for whole shares credited to his or her account under the Plan. However, a participant who receives a cash payment for the sale of Plan Shares held for such Participant's account under the Plan or for a fractional share then held in his or her Plan account will realize gain or loss measured by the difference between the amount of the cash received and the Participant's basis in such shares or fractional shares. If, as usually is the case, the HTC Common Stock is a capital asset in the hands of a Participant, such gain will be short-term or long-term capital gain, depending upon the holding period for such shares. The holding period for the Plan Shares will begin the day the shares are acquired for a Participant's Plan account.

     For further information as to tax consequences of participation in the Plan, including the availability of a dividends received deduction for certain corporate shareholders. Participants should consult with their own tax advisors.

RESPONSIBILITY OF HTC AND NORWEST

25.  What are the responsibilities of HTC and Norwest under the Plan?

     Neither HTC, nor Norwest, as Plan Administrator, will be liable for any act done in good faith or for any good faith omission to act, including, without limitation, any claim of liability arising out of failure to terminate a Participant's Plan account upon such Participant's death, the prices at which shares are purchased or sold for the Participant's Plan account, the times when purchases or sales are made or fluctuations in the market value of HTC Common Stock.

26.  Who bears the risk of market fluctuations in HTC Common Stock?

     A Participant's investment in shares held in the Plan account is no different than an investment in directly-held shares. The Participant bears the risk of loss and the benefits of gain from market price changes with respect to all shares.

     Neither HTC nor Norwest can guarantee the value of a Participant's investment in shares purchased under the Plan at any particular time. The Participant should recognize that neither HTC nor Norwest provide any assurance of a profit or protection against loss on any shares purchased under the Plan. Investments through the Plan involve risks, including possible loss of principal invested. As with any investment, the past performance of HTC Common Stock is not a guarantee or indicator of future results.

SUSPENSION, MODIFICATION OR TERMINATION OF THE PLAN

27.  May the Plan be suspended, modified or terminated?

     While the Plan is intended to continue indefinitely, HTC reserves the right to suspend or terminate the Plan at any time, including during the period between a dividend record date and the related Dividend Payment Date. HTC also reserves the right to make modifications to the Plan at any time. Participants will be notified of any such suspension, termination or modification. Following any such action, Norwest may or may not continue to maintain shares in book-entry form. See paragraph 18 above for more information.

     HTC and Norwest reserve the right to terminate any Participant's participation in the reinvestment of dividends at any time, including during the period between a dividend record date and the related Dividend Payment Date.

INTERPRETATION OF THE PLAN

28.  How is the Plan to be interpreted?

     Any question of interpretation arising under the plan will be determined by HTC, and any such determination will be final. The terms and conditions of the Plan shall be governed by the laws of the State of Minnesota.

WHO TO CONTACT

29.  Who should be contacted about the Plan?

     Any notice, instruction, request, election or direction which is required or permitted under the Plan to be given by the Participant to Norwest shall be written and will become effective when received by Norwest. Such notice, instruction, request, election or direction shall be mailed postage prepaid, addressed to:

                              Norwest Bank Minnesota, N.A.
                              Investment Plan Services
                              P.O. Box 64856
                              St. Paul, MN  55164-0856

     Telephone: 1-800-468-9716 or 651-450-4064 (Direct telephone numbers for Shareowner Services)


                                       EXPERTS

     The audited financial statements incorporated in this Prospectus by reference have been audited by various independent accountants. The periods covered by these audits are indicated in the individual accountants' reports. Such financial statements have been so incorporated by reference in reliance on reports of the various independent accountants given on the authority of such firms as experts in auditing and accounting.

                                    LEGAL MATTERS

     The validity of the HTC Common Stock offered hereby has been passed upon for HTC by Dorsey & Whitney LLP, Minneapolis, Minnesota.

                                   INDEMNIFICATION

     The Bylaws of HTC provide that the officers and directors of HTC shall be indemnified under such circumstances and to the extent permitted by Minnesota law. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling HTC, pursuant to the foregoing provisions or otherwise, HTC has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

                                       PART II.

                        INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION



     SEC Registration Fee. . . . . . . . . .          $     1,853
     Accounting Fees and Expenses. . . . . .                6,000
     Legal Fees and Expenses . . . . . . . .                5,000
     Printing Expenses . . . . . . . . . . .                3,000
     Miscellaneous . . . . . . . . . . . . .                1,147
                                                      ---------------
          Total. . . . . . . . . . . . . . .          $    17,000
                                                      ---------------
                                                      ---------------


     All fees and expenses other than the SEC registration fee are estimated.

ITEM 15.  INDEMNIFICATION OF OFFICERS AND DIRECTORS

     The following description of indemnification allowed under Minnesota statutory law is a summary rather than a complete description. Reference is made to Section 302A.521 of the Minnesota Statutes, which is incorporated herein by reference. The following summary is qualified in its entirety by that reference.

     Minnesota Statutes Section 302A.521 provides that a corporation shall indemnify any person made or threatened to be made a party to a proceeding by reason of the former or present official capacity of such person against judgments, penalties, fines (including, without limitation, excise taxes assessed against such person with respect to any employee benefit plan), settlements and reasonable expenses, including attorneys' fees and disbursements, incurred by such person in connection with the proceeding, if, with respect to the acts or omissions of such person complained of in the proceeding, such person (1) has not been indemnified therefor by another organization or employee benefit plan; (2) acted in good faith; (3) received no improper personal benefit and Section 302A.255 (with respect to director conflicts of interest), if applicable, has been satisfied; (4) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and (5) reasonably believed that the conduct was in the best interests of the corporation in the case of acts or omissions in such person's official capacity for the corporation or reasonably believed that the conduct was not opposed to the best interests of the corporation in the case of acts or omissions in such person's official capacity for other affiliated organizations.


     HTC's Bylaws provide that HTC shall indemnify its officers and directors under such circumstances and to the extent permitted by Section 302A.521 as now enacted or hereafter amended.

ITEM 16.  LIST OF EXHIBITS

     5         Opinion of Dorsey & Whitney LLP regarding legality.
     23.1      Consent of PricewaterhouseCoopers LLP.
     23.2      Consent of Olsen Thielen & Co., Ltd.
     23.3      Consent of Dorsey & Whitney LLP (included in Exhibit 5 to this
               Registration Statement).
     24        Power of Attorney.

ITEM 17.  UNDERTAKINGS

     The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change to such information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change in the information set forth in the registration statement;

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                     SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mankato, State of Minnesota, on May 7, 1999.


                         HICKORY TECH CORPORATION


                         By   /s/ David A. Christensen
                           -----------------------------------------------------
                                   David A. Christensen
                                   Vice President and Chief Financial Officer



     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

     Name                          Title                               Date
     ----                          -----                               ----

               *                   Chairman, President and Chief     May 7, 1999
---------------------------------  Executive Officer (principal
        Robert D. Alton            executive officer)


    /s/ David A. Christensen       Vice President and Chief          May 7, 1999
---------------------------------  Financial Officer (principal
       David A. Christensen        financial officer and principal
                                   accounting officer)


               *                   Director                          May 7, 1999
---------------------------------
       Lyle T. Bosacker


               *                   Director                          May 7, 1999
---------------------------------
        Myrita P. Craig


               *                   Director                          May 7, 1999
---------------------------------
        Robert K. Else


               *                   Director                          May 7, 1999
---------------------------------
      James H. Holdrege


               *                   Director                          May 7, 1999
---------------------------------
       Lyle G. Jacobson


               *                   Director                          May 7, 1999
---------------------------------
      R. Wynn Kearney, Jr.


               *                   Director                          May 7, 1999
---------------------------------
      Starr J. Kirklin


               *                   Director                          May 7, 1999
----------------------------------
       Robert E. Switz


               *                   Director                          May 7, 1999
---------------------------------
      Brett M. Taylor, Jr.


*By:   /s/ David A. Christensen                                      May 7, 1999
    -----------------------------
          David A. Christensen
          Attorney-in-fact

                                    EXHIBIT INDEX



Exhibit        Description
-------        -----------
   5           Opinion of Dorsey & Whitney LLP regarding legality
   23.1        Consent of PricewaterhouseCoopers LLP.
   23.2        Consent of Olsen Thielen & Co., Ltd.
   23.3        Consent of Dorsey & Whitney LLP (included in Exhibit 5 to this Registration Statement).
   24          Power of Attorney